                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement                 [ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                            ORANGE NATIONAL BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

                                      LOGO

                            1201 EAST KATELLA AVENUE
                            ORANGE, CALIFORNIA 92667
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 1998

TO THE SHAREHOLDERS OF ORANGE NATIONAL BANCORP:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its board of directors, the Annual Meeting of Shareholders (the "Meeting") of Orange National Bancorp (the "Bancorp") will be held at the Bancorp's main office located at 1201 East Katella Avenue, Orange, California, on Monday, May 18, 1998 at 7:30 a.m. for the purpose of considering and voting upon the following matters:

          1. Election of Directors. To elect nine (9) persons to the board of directors to serve until the 1999 Annual Meeting of Shareholders and until their successors are elected and have been qualified. The persons nominated by management to serve as directors are:

            Michael W. Abdalla, M.D.                 Gerald R. Holte
            Michael J. Christianson                  James E. Mahoney
            Kenneth J. Cosgrove                      Wayne F. Miller
            Robert W. Creighton                      San E. Vaccaro
            Charles R. Foulger

          2. Ratification of Appointment of Accountants. To ratify the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for the year 1998.

          3. Transaction of Other Business. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The board of directors has fixed the close of business on April 3, 1998 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

     The Bylaws of the Bancorp set forth the following procedures for nominations to the board of directors:

     Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of Directors. Notice of Intention to make any nominations (other than for persons named in the Notice of any meeting called for the election of Directors) are required to be made in writing and to be delivered or mailed to the President of the Company by the later of: (i) the close of business 21 days prior to any meeting of stockholders called for the election of Directors or (ii) 10 days after the date of mailing of notice of the meeting to stockholders. Such notification must contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Company owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying stockholder and the identities and locations of any such institutions; and, (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating stockholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a Director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a Director between the last day for giving notice in accordance with this paragraph and the date of election of Directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert W. Creighton, Secretary

April 20, 1998

     YOU ARE URGED TO VOTE IN FAVOR OF MANAGEMENT'S PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE BANCORP'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF THE BANCORP IN WRITING OF REVOCATION OF THE PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

                                      LOGO

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 18, 1998

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 1998 Annual Meeting of Shareholders (the "Meeting") of Orange National Bancorp (the "Bancorp") to be held at the Bancorp's main office located at 1201 East Katella Avenue, Orange, California, on Monday, May 18, 1998 at 7:30 a.m., and at any and all adjournments thereof.

     It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed on or about April 20, 1998 to shareholders eligible to receive notice of, and to vote at, the Meeting.

REVOCABILITY OF PROXIES

     A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Bancorp an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the chairman of the Meeting of his or her election to vote in person, and votes in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions specified on the Proxy. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION OF DIRECTORS NAMED HEREIN AND "FOR" RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE BANCORP'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1998. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

PERSONS MAKING THE SOLICITATION

     This solicitation of Proxies is being made by the board of directors (the "Board") of the Bancorp. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Bancorp. It is contemplated that Proxies will be solicited principally through the use of the mail, but directors, officers and employees of the Bancorp and its subsidiary, Orange National Bank (the "Bank") may solicit Proxies personally or by telephone, without receiving special compensation therefore. Although there is no formal agreement to do so, the Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Bancorp is held of record by such entities. In addition, the Bancorp may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it to be advisable.

                               VOTING SECURITIES

     There were issued and outstanding 1,987,996 shares of the Bancorp's common stock ("Common Stock") on April 3, 1998, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock he or she held of record on the books of the Bancorp as of the Record Date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the Meeting gives notice at the Meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of the Bancorp gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxyholders, in accordance with management's recommendation. The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     Management of the Bancorp knows of no person who owns, beneficially or of record, either individually or together with associates, 5 percent or more of the outstanding shares of Common Stock, except as set forth in the table below. The following table sets forth, as of February 15, 1998, the number and percentage of shares of the Bancorp's outstanding Common Stock beneficially owned, directly or indirectly, by each of the Bancorp's directors and named executive officers and by the directors and executive officers of the Bancorp as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a director or named executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of February 15, 1998. Unless otherwise indicated, the persons listed below have sole voting and investment powers. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Bancorp.

                                                    AMOUNT AND NATURE OF      PERCENT
                 BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP    OF CLASS(1)
--------------------------------------------------  --------------------    -----------
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Michael W. Abdalla, M.D...........................         98,791(2)            4.9%
Michael J. Christianson...........................         68,987(3)            3.4%
Kenneth J. Cosgrove...............................         75,911(4)            3.8%
Robert W. Creighton...............................         36,419(5)            1.8%
Charles R. Foulger................................         85,835(6)            4.3%
Gerald R. Holte...................................         44,107(7)            2.2%
James E. Mahoney..................................        108,381(8)            5.4%
Wayne F. Miller...................................         70,409(9)            3.5%
San E. Vaccaro....................................         60,586(10)           3.0%
Frank A. Del Giorgio..............................         17,193(11)             *
Larry A. Sallinger................................          4,200(12)             *
All Directors and Executive Officers
  as a Group (numbering 11).......................        670,819              31.0%

(footnotes on following page)

---------------

  *  Less than one percent.

 (1) Includes shares subject to options held by the directors and named executive officers that are exercisable within 60 days of February 15, 1998. These are treated as issued and outstanding for the purpose of computing the percentages of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class of any other person.

 (2) Dr. Abdalla has 20,000 shares acquirable by exercise of stock options.

 (3) Mr. Christianson has shared voting and investment powers as to 34,923 of these shares and has 20,000 shares acquirable by exercise of stock options.

 (4) Mr. Cosgrove has shared voting and investment powers as to 2,017 of these shares, has shared voting and no investment powers as to 735 of these shares and has 7,208 shares acquirable by exercise of stock options.

 (5) Mr. Creighton has 7,000 shares acquirable by exercise of stock options.

 (6) Mr. Foulger has shared voting and investment powers as to 65,835 of these shares and has 20,000 shares acquirable by exercise of stock options.

 (7) Mr. Holte has shared voting and investment powers as to 15,253 of these shares and has 20,000 shares acquirable by exercise of stock options.

 (8) Mr. Mahoney has shared voting and investment powers as to 88,381 shares and has 20,000 shares acquirable by exercise of stock options. Mr. Mahoney's address is c/o Orange National Bancorp, 1201 East Katella Avenue, Orange, California 92667.

 (9) Mr. Miller has shared voting and investment powers as to 50,279 of these shares and has shared voting and no investment powers as to 82 of these shares. Mr. Miller has 20,000 shares acquirable by exercise of stock options.

(10) Mr. Vaccaro has shared voting and investment powers as to 393 of these shares. Mr. Vaccaro has 30,000 shares acquirable by exercise of stock options.

(11) Mr. Del Giorgio has 6,916 shares acquirable by exercise of stock options.

(12) Mr. Sallinger has 4,200 shares acquirable by exercise of stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Bancorp's directors and certain executive officers and persons who own more than ten percent of a registered class of the Bancorp's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Bancorp with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 5 were required for those persons, the Bancorp believes that, during 1997 the Reporting Persons complied with all filing requirements applicable to them.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

NOMINEES

     The Bancorp's Bylaws presently provide that the number of directors of the Bancorp shall not be less than nine (9) nor more than seventeen (17) until changed by an amendment to the Bylaws adopted by the Bancorp's shareholders. The Bylaws further provide that the exact number of directors shall be nine (9) until changed by a Bylaw amendment duly adopted by the Bancorp's shareholders or the Board.

     The persons named below, all of whom are currently members of the Board, have been nominated for election as directors to serve until the 1999 Annual Meeting of Shareholders and until their successors are elected and have qualified. Unless otherwise instructed, the proxyholders will vote the Proxies received by them for the election of the nominees named below. Votes of the proxyholders will be cast in such a manner as to effect, if possible, the election of all nine (9) nominees, as appropriate, (or as many thereof as possible under the rules of cumulative voting). The nine nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

     The following table sets forth as of February 15, 1998, the names of, and certain information concerning, the persons nominated by the Board for election as directors of the Bancorp.

                                  YEAR FIRST
     NAME AND TITLE               APPOINTED
   OTHER THAN DIRECTOR     AGE     DIRECTOR     PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
-------------------------  ---    ----------   -------------------------------------------------
Michael W. Abdalla,        64        1986      Orthopedic Surgeon and Vice President of Orange
  M.D....................                      Orthopedic Medical Group, Inc.
Michael J.                 56        1986      Attorney in the law firm of Michael J.
  Christianson...........                      Christianson, Inc.; Consultant with Christianson
                                               International, Inc.; and associated with
                                               Adventure Travel Group and Adventure Travel and
                                               Mountain Climbing
Kenneth J. Cosgrove......  50        1986      President and Chief Executive Officer of the
  President, Chief                             Bancorp and the Bank. Former Executive Vice
  Executive Officer                            President of the Bank.
Robert W. Creighton......  59        1986      Chief Financial Officer of the Bancorp and
  Secretary, Chief                             Executive Vice President and Chief Financial
  Financial Officer                            Officer of the Bank.
Charles R. Foulger.......  64        1986      President and Owner of Foulger's Villa Honda,
                                               Mazda and Volkswagen.
Gerald R. Holte..........  60        1986      Partner in G.R. Holte & Associate, floor covering
                                               dealer/contractor.
James E. Mahoney.........  69        1986      President of Mahoney Enterprises, Inc., business
                                               development corporation.
Wayne F. Miller..........  64        1986      Principal -- WFM Business Enterprises, Inc. and
                                               Consultant to the Bank. Former President and
                                               Chief Executive Officer of the Bancorp and the
                                               Bank.
San E. Vaccaro...........  64        1986      Sole proprietor of the Law Offices of San E.
  Chairman of the                              Vaccaro. Former Partner in the law firm of Curtis
  Board of Directors                           & Vaccaro.

     All of the nominees named above have served as members of the Bancorp's Board since its inception. All nominees will continue to serve if elected at the Meeting until the 1999 Annual Meeting of Shareholders and until their successors are elected and have qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Bancorp acting within their capacities as such. There are no family relationships among any of the directors and executive officers of the Bancorp. No director or executive officer of the Bancorp serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Bancorp's Board held twelve (12) meetings during 1997. None of the directors attended less than 75 percent of all Board meetings and committee meetings (of which they were a member) that were held in 1997.

     There were no standing committees of the Bancorp's Board in 1997. However, in 1997, the Bank had a standing Audit Committee and a standing Directors Review Committee.

     The Bank's Audit Committee, which consisted of Mr. Christianson and Dr. Abdalla met six (6) times in 1997. The Audit Committee's functions include making recommendations to the Board on the selection of the Bancorp's and the Bank's independent certified public accountants, reviewing the arrangements for the independent certified public accountants' examination, reviewing the internal accounting controls and reporting, and any other duties assigned by the Board.

     The Bank's Directors Review Committee, which consisted of Messrs. Christianson, Holte, Mahoney and Vaccaro met six (6) times in 1997. The Directors Review Committee's function is to evaluate and recommend to the Board policies regarding the Bank's officers' compensation, employee benefits, retirement and other internal administrative matters.

COMPENSATION OF DIRECTORS

     The directors of the Bancorp who are not employees of the Bank received a fee of $300 per meeting for attendance at the Bancorp's Board meetings and $235 per meeting for up to two meetings if such director did not attend the meeting. The Chairman of the Bancorp's Board received a fee of $450 per meeting for attendance at the Bancorp's Board meetings. In addition, the directors of the Bancorp who are not employees of the Bank received a fee of $900 per meeting for attendance at the Bank's board of directors meetings and $700 per meeting for up to two meetings if such director did not attend the meeting. The Chairman of the Bank's board of directors received a fee of $1,350 per meeting for attendance at the Bank's board of directors meetings and an automobile allowance of $300 per month. Directors of the Bancorp who are employees of the Bank received a fee of $500 per month for attendance at the Bank's board of directors meetings. In addition, directors who were members of the Bank's Directors Review Committee and Audit Committee received a fee of $300 per meeting for each meeting they attended. The Chairmen of the Bank's Directors Review Committee and Audit Committee received a fee of $500 per meeting for each meeting they attended. In 1998, the directors will receive the same compensation as that received during 1997.

     Directors of the Bancorp and the Bank also have the option of participating in the Bank's Deferred Fee Program. Pursuant to the Deferred Fee Program, directors make an initial deferral election by filing with the Bank a signed Election Form which sets forth the amount of the director's fees to be deferred. The Bank then establishes a Deferral Account on its books for the director and credits to the Deferral Account the fees deferred by the director and interest on the account balance at an annual rate determined prospectively by the Bank's board of directors in December of each year. The Deferral Account is not a trust fund of any kind and the director is a general unsecured creditor of the Bank for the payment of the benefits. Benefits under the Deferred Fee Program are payable upon the director's termination of service. If termination of service occurs after the director attains the age of 65, the amount of benefit payable is the Deferral Account balance at the date of termination of service. This amount may be paid by the Bank in either one lump sum within 60 days of termination of service or in 120 monthly installments commencing on the first day of the month following the director's termination of service. If termination of service occurs before the director attains the age of 65, the amount of benefit payable is also the Deferral Account balance at the date of termination of service. This amount may be paid by the Bank in either one lump sum within 60 days of termination of service or in 120 monthly installments commencing on the first day of the month following the director's termination of service. If termination of service occurs due to disability before the director attains the age of 65 or due to a change in control of the Bank, the amount of benefit payable is also the Deferral Account balance at the date of termination of service. This amount shall be paid by the Bank in one lump sum within 60 days of termination of service. Finally, if termination of service occurs due to the death of the director, the amount of benefit payable is the greater of the Deferral Account balance at the date of termination of service or the amount set forth in the individual Deferral Fee Agreement. This amount shall also be paid by the Bank in one lump sum within 60 days of termination of service.

     Messrs. Cosgrove, Creighton, Foulger, Holte, Mahoney and Vaccaro have all entered into Deferred Fee Agreements with the Bank. Mr. Cosgrove's agreement provides for a minimum death benefit of $227,315; Mr. Creighton's agreement provides for a minimum death benefit of $68,411; Mr. Foulger's agreement provides for a minimum death benefit of $191,901; Mr. Holte's agreement provides for a minimum death benefit of $224,035; Mr. Mahoney's agreement provides for a minimum death benefit of $56,442; and Mr. Vaccaro's agreement provides for a minimum death benefit of $774,146.

     In June, 1997, each outside director of the Bancorp, other than Mr. Vaccaro, received a stock option under the Bancorp's 1997 Stock Option Plan to acquire 20,000 shares of Common Stock and Mr. Vaccaro received a stock option to acquire 30,000 shares of Common Stock. The exercise price for these shares was $17.72 per share. The options are for a term of five years expiring in June, 2002. The vesting of the director options was 100% of the total option amount immediately.

DIRECTOR EMERITUS PLAN

     During 1995, the Bancorp and the Bank each established a Directors Emeritus Plan. Those outside directors who have satisfactorily served ten or more consecutive years as an outside director and any outside directors who have satisfactorily served five or more consecutive years as an outside director and immediately prior thereto served five or more consecutive years as an inside director, qualify and are entitled to participate under the Directors Emeritus Plans. In 1997, four of the then-outside directors, Messrs. Barrera, Durante and Frantz and Dr. Smith, elected to participate in the Directors Emeritus Plans. The Directors Emeritus Plans terminated on January 1, 1998. Director Emeritus status shall be for a period of five years from the date of retirement as an outside director of the Bancorp and/or the Bank, subject to reduction for the period of time a director serves beyond the mandatory retirement age of 72, provided the director meets all of the requirements under the Directors Emeritus Plans.

     The Directors Emeritus receive a monthly sum equal to a percent of the base director fee such director was receiving for attending a Board meeting of the Bancorp and/or a board meeting of the Bank at the time such director became a Director Emeritus. The percentage received shall be on a sliding scale as follows: 1st year, 80%; 2nd year, 75%; 3rd year, 70%; 4th year, 65%; and 5th year, 60%. In addition, the Directors Emeritus can participate in existing medical plans of the Bank subject to eligibility and each Director Emeritus paying all of his respective premiums for such coverage. In order to qualify for remuneration under the Directors Emeritus Plans, a Director Emeritus must comply with the provisions of the Director Emeritus Plans.

     Director Emeritus status can terminate upon any of the following events:
(i) death of the Director Emeritus; (ii) inability of the Director Emeritus to provide service to the Bancorp or the Bank; (iii) upon the fifth year anniversary of the date of retirement as an outside director; (iv) resignation as Director Emeritus; (v) determination by the Bancorp's Board and/or the Bank's board of directors that the Director Emeritus has not fulfilled his or her service requirements; (vi) reelection or appointment of the Director Emeritus as a director of the Bancorp and/or the Bank; or (vii) the failure of the Director Emeritus to maintain a minimum ownership of 5,000 shares of Common Stock.

     In the event of any Acquisition of the Bank, as defined in the Directors Emeritus Plans, the terms of the Directors Emeritus Plans shall continue and be in full force and effect unless the resulting corporation terminates the Directors Emeritus Plans, in which case the resulting corporation shall pay the Director Emeritus a lump sum amount in cash equal to 75% of the remaining benefits due such Director Emeritus under the Directors Emeritus Plans.

EXECUTIVE OFFICERS

     The following table sets forth information, as of February 15, 1998, concerning executive officers of the Bancorp and certain executive officers of the Bank:

        NAME           AGE     POSITION AND PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS
---------------------  ---    ------------------------------------------------------------
Kenneth J. Cosgrove..  50     President and Chief Executive Officer of the Bancorp and the
                              Bank. Former Executive Vice President of the Bank.
Robert W. Creighton..  59     Chief Financial Officer of the Bancorp and Executive Vice
                              President and Chief Financial Officer of the Bank.
Frank A. Del Giorgio.  53     Senior Vice President and Loan Administrator of the Bank.
Larry A. Sallinger...  55     Senior Vice President and Branch Administrator of the Bank.
                              Former Executive Vice President -- Interim President/Chief
                              Executive Officer of Frontier Bank, N.A. from 1993 through
                              1994. Prior to that time, Senior Vice President/Loan
                              Administrator of Frontier Bank, N.A.

EXECUTIVE COMPENSATION

     During 1997, the Bancorp did not pay any cash compensation to its executive officers and no such cash compensation is expected to be paid during 1998. However, the persons serving as the executive officers of the Bancorp received during 1996, and are expected to receive in 1997, cash compensation in their capacities as executive officers of the Bank.

     The following Summary Compensation Table indicates the compensation of the Bancorp's executive officers, and certain of the Bank's executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                                                     -------------------------------
                       ANNUAL COMPENSATION                                  AWARDS           PAYOUTS
------------------------------------------------------------------   ---------------------   -------
             (A)               (B)     (C)     (D)        (E)           (F)         (G)        (H)         (I)
-----------------------------  ----  -------  ------  ------------   ----------   --------   -------   ------------
                                                         OTHER       RESTRICTED
                                                         ANNUAL        STOCK                  LTIP      ALL OTHER
                                     SALARY   BONUS   COMPENSATION    AWARD(S)    OPTIONS/   PAYOUTS   COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR    ($)     ($)        ($)           ($)         SARS       ($)        ($)(1)
-----------------------------  ----  -------  ------  ------------   ----------   --------   -------   ------------
Kenneth J. Cosgrove..........  1997  151,500  83,146     1,173         0           10,000     0         1,800
  President and Chief          1996  142,834  52,399     1,281         0                0     0         1,800
  Executive Officer of the     1995  140,050  62,041         0         0           15,750     0         1,800
  Bancorp and the Bank
Robert W. Creighton..........  1997  119,500  48,733       123         0            3,000     0         1,800
  Chief Financial Officer      1996  115,917  31,131        58         0            5,000     0         1,800
  of the Bancorp; Executive    1995  118,000  38,217         0         0                0     0         1,800
  Vice President and
  CFO of the Bank
Frank A. Del Giorgio.........  1997   95,100  35,721         0         0            2,500     0         1,800
  Senior Vice President        1996   96,300  25,639         0         0                0     0         1,800
  of the Bank                  1995   92,100  35,033         0         0                0     0         1,800
Larry A. Sallinger...........  1997   98,666  15,000         0         0                0     0         1,800
  Senior Vice President        1996   94,583  12,000         0         0                0     0         1,800
  of the Bank                  1995   90,000  15,000         0         0            5,250     0         1,800

---------------

(1) The Bank's contribution to its 401(k) plan for employees of 3% of salary to a maximum of $1,800.

                            OPTION/SAR GRANTS TABLE

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------
               (A)                       (B)              (C)             (D)              (E)
----------------------------------  --------------    ------------    -----------    ---------------
                                                       % OF TOTAL
                                                      OPTIONS/SARS
                                     OPTIONS/SARS      GRANTED TO     EXERCISE OR
                                       GRANTED        EMPLOYEES IN    BASE PRICE       EXPIRATION
               NAME                      (#)          FISCAL YEAR      ($/SHARE)          DATE
----------------------------------  --------------    ------------    -----------    ---------------
Kenneth J. Cosgrove...............  10,000 Options        38%           $18.62        July 16, 2002
Robert W. Creighton...............  5,000 Options         19%           $13.75        April 1, 2002
Frank A. Del Giorgio..............  2,500 Options          9%           $13.75        April 1, 2002

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
                                     VALUE

            (A)                      (B)                 (C)                (D)                (E)
----------------------------  ------------------    --------------    ---------------    ---------------
                                                                                            VALUE OF
                                                                         NUMBER OF         UNEXERCISED
                                                                        UNEXERCISED       IN-THE-MONEY
                                                                      OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                       YEAR-END (#)        YEAR-END($)
                              SHARES ACQUIRED ON    VALUE REALIZED     EXERCISABLE/       EXERCISABLE/
            NAME                 EXERCISE (#)            ($)           UNEXERCISABLE      UNEXERCISABLE
----------------------------  ------------------    --------------    ---------------    ---------------
Kenneth J. Cosgrove.........        3,000              $21,240        Options Only        Options Only
                                                                      11,083/6,667       $148,257/$31,702

Robert W. Creighton.........            0                  N/A        Options Only        Options Only
                                                                       4,333/3,667       $54,471/$41,679

Frank A. Del Giorgio........            0                  N/A        Options Only        Options Only
                                                                       6,083/1,667       $100,339/$16,045

Larry A. Sallinger..........            0                  N/A        Options Only        Options Only
                                                                       3,150/2,100       $55,393/$36,928

---------------

N/A -- means not applicable.

EMPLOYMENT CONTRACTS

     The executive officers of the Bank have, or had during 1997, employment contracts with the Bank as described below.

     Kenneth J. Cosgrove has a three year employment contract with the Bank beginning July 1, 1997 and expiring June 30, 2000. In addition, unless the employment contract is otherwise terminated, the term of the employment contract shall automatically extend in annual increments of one year so as to always remain a three year employment contract. Mr. Cosgrove's annual salary is currently fixed at $160,000 and shall be renegotiated in each subsequent year. Mr. Cosgrove also agreed to an $8,000 per year salary deduction for a period of eight (8) years beginning March 1, 1996, in consideration of Mr. Cosgrove's salary continuation agreement which is described below. Under the terms of the employment contract, Mr. Cosgrove is entitled to a two-part bonus: Part 1 is 8% to 20% of his annual salary calculated on the Bancorp's Return on Equity as described below; and Part 2 is 1% of the Bancorp's pre-tax earnings, subject to a minimum earnings of $500,000. Mr. Cosgrove's employment contract provides that in the event he becomes disabled, he shall be entitled to 100% of his salary for ninety days and after such ninety day period, he shall be entitled to 100% of his salary, less any disability benefits received under any income continuation/disability plans sponsored by the Bank, for a period not to exceed 730 days, but in no event beyond the term of the employment contract. In addition, if the Bank or Bancorp is merged, sold or acquired and the merging, purchasing or acquiring entity elects not to employ Mr. Cosgrove under the terms of an agreement acceptable to Mr. Cosgrove, he shall have the right to continue to receive his base salary plus certain other employee benefits for a period of two years following the merger, sale or acquisition.

     In addition Mr. Cosgrove has a salary continuation agreement with the Bank which provides that the Bank will pay him $154,056 per year for 15 years following his retirement from the Bank at age 65 or later. In the event of earlier retirement before age 60, Mr. Cosgrove will receive salary continuation payments beginning at age 65 with the amount of the salary continuation payment being based on years of service and up to a maximum of $8,556 per month for 180 months. In the event of earlier retirement after age 60 and before age 65, Mr. Cosgrove will receive salary continuation payments beginning at the time of such early retirement with the amount of the salary continuation payment based on years of service up to a maximum of $12,838 per month for 180 months. In the event of disability of Mr. Cosgrove prior to February 21, 2001, Mr. Cosgrove would receive a one time lump sum disability benefit based on years of service and up to a maximum of $133,125. In the event of disability of Mr. Cosgrove after February 21, 2001, Mr. Cosgrove would receive salary continuation benefits based on years of service up to a maximum of $12,838 per month for 180 months or until the time Mr. Cosgrove recovered and returned to active service. In the event Mr. Cosgrove dies while in active service of the Bank, his beneficiary will receive from the Bank a benefit amount of $154,056 per year for 15 years beginning one month after his death. In the event of termination with cause, Mr. Cosgrove will forfeit any benefits from the salary continuation agreement. In the event of a change of control of the Bank whereby Mr. Cosgrove's employment is terminated or adversely affected, Mr. Cosgrove will receive salary continuation benefits up to a maximum of $12,838 per month for 180 months beginning after the change of control. The benefits under the salary continuation agreement for Mr. Cosgrove will also be reduced in the event such payments are not deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     Robert W. Creighton has an employment contract with the Bank which began April 1, 1996 and was extended to expire March 31, 1999. Mr. Creighton's annual salary is fixed at $117,000. Mr. Creighton also agreed to an $8,000 per year salary deduction for a period of eight (8) years beginning March 1, 1996, in consideration of Mr. Creighton's salary continuation agreement which is described below. However, in March 1998, the Bank and Mr. Creighton agreed to discontinue the $8,000 per year salary deduction and Mr. Creighton's annual salary is again fixed at $117,000. Under the employment contract, Mr. Creighton is entitled to a two-part bonus: Part 1 is 8% to 20% of his annual salary calculated on the Bancorp's Return on Equity as described below; and Part 2 is one-half of 1% of the Bancorp's pre-tax earnings, subject to a minimum earnings of $750,000 for the years ended December 31, 1996 and 1997 and $2,000,000 for the year ended December 31, 1998. Mr. Creighton's employment contract provides that in the event he becomes disabled, he will be entitled to 100% of his salary for ninety days and after such ninety day period, he will be entitled to 100% of his salary, less any disability benefits received under any income continuation/disability plans sponsored by the Bank, for a period not to exceed 275 days, but in no event beyond the term of the employment contract. In addition, if the Bancorp is merged, sold or acquired and the merging, purchasing or acquiring entity elects not to employ Mr. Creighton under the terms of an agreement acceptable to Mr. Creighton, he will be entitled to receive his base salary plus certain other employee benefits for the remaining period of the employment contract, less any payments received from the salary continuation agreement between Mr. Creighton and the Bank.

     In addition Mr. Creighton has a salary continuation agreement with the Bank which provides that the Bank will pay him $60,000 per year for 15 years following his retirement from the Bank at age 65 or later. In the event of earlier retirement before age 60, Mr. Creighton will receive salary continuation payments beginning at age 65 with the amount of the salary continuation payment being based on years of service and up to a maximum of $2,304 per month for 180 months. In the event of earlier retirement after age 60 and before age 65, Mr. Creighton will receive salary continuation payments beginning at the time of such early retirement with the amount of the salary continuation payment based on years of service up to a maximum of $5,000 per month for 180 months. In the event of disability of Mr. Creighton prior to February 21, 2001, Mr. Creighton would receive a one time lump sum disability benefit based on years of service and up to a maximum of $492,967. In the event of disability of Mr. Creighton after February 21, 2001, Mr. Creighton would receive salary continuation benefits based on years of service up to a maximum of $5,000 per month for 180 months or until the time Mr. Creighton recovered and returned to active service. In the event Mr. Creighton dies while in active service of the Bank, his beneficiary will receive from the Bank a benefit amount of $60,000 per year for 15 years beginning after his death. In the event of termination with cause, Mr. Creighton will forfeit any benefits from the salary continuation agreement. In the event of a change of control of the Bank whereby Mr. Creighton's employment is terminated or adversely affected, Mr. Creighton will receive salary continuation benefits up to a maximum of $5,000 per month for 180 months beginning after the change of control. The benefits under the salary continuation agreement for Mr. Creighton will also be reduced in the event such payments are not deductible under Section 280G of the Code.

     Frank A. Del Giorgio has an employment contract with the Bank which began April 1, 1996 and was extended to expire March 31, 1999. Mr. Del Giorgio's annual salary was fixed at $92,100 for the April 1, 1996 through March 31, 1997 period, was increased to $96,100 for the April 1, 1997 through March 31, 1998 period, and was increased to $100,600 for the April 1, 1998 through March 31, 1999 period. Under the employment contract, Mr. Del Giorgio is entitled to a two-part bonus: Part 1 is 8% to 20% of his annual salary calculated on the Bancorp's Return on Equity as described below; and Part 2 is 0.35% of the Bancorp's pre-tax earnings, subject to a minimum earnings of $750,000 for the years ended December 31, 1996 and 1997 and $2,000,000 for the year ended December 31, 1998. Mr. Del Giorgio's contract provides that in the event he becomes disabled, he will be entitled to 100% of his salary for ninety days and after such ninety day period, he will be entitled to 100% of his salary, less any disability benefits received under any income continuation/disability plans sponsored by the Bank, for a period not to exceed 275 days, but in no event beyond the term of the employment contract. In addition, if the Bancorp is merged, sold or acquired and the merging, purchasing or acquiring entity elects not to employ Mr. Del Giorgio under the terms of an agreement acceptable to Mr. Del Giorgio, he will be entitled to receive his base salary plus certain other employee benefits for the remaining period of the employment contract.

     The earnings bonus is the officer's specified percentage of the amount of the Bancorp's pre-tax earnings after allowances for the Bank's loan loss reserves. No bonus is paid unless the applicable pre-tax earnings amount is more than $500,000 for Mr. Cosgrove and $750,000 for Messrs. Creighton and Del Giorgio.

     The Return on Equity bonus is paid only if the Bancorp realizes at least 10% Return on Equity. Return on Equity is the Bancorp's net income divided by shareholders' equity at the end of the prior fiscal year. The bonus amount is a scaled percentage of the officer's salary from 8% to 20%, varying with the amount of Return on Equity, as follows:

   PERCENT      BONUS      PERCENT      BONUS
   RETURN      PERCENT     RETURN      PERCENT
  ON EQUITY   OF SALARY   ON EQUITY   OF SALARY
  ---------   ---------   ---------   ---------
    10            8         16.1         14
    11.1          9         17.1         15
    12.1         10         18.1         16
    13.1         11         19.1         18
    14.1         12         20.1         20
    15.1         13

     Each executive officer is entitled to employee benefits made available by the Bank to all its employees plus, use of an automobile supplied by the Bank, life, health and disability insurance fully paid by the Bank, and participation in the Bank's deferred compensation plan. Each executive officer is also entitled to participate in the Bancorp's 1997 Stock Option Plan and the Bancorp's 1993 Incentive Stock Option Plan.

                                  PROPOSAL 2:

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of McGladrey & Pullen, LLP, Anaheim, California, served as independent certified public accountants for the Bancorp and the Bank through the year 1997. The Bancorp has selected McGladrey & Pullen, LLP to serve as the Bancorp's independent certified public accountants for the year 1998. All services rendered by McGladrey & Pullen, LLP were approved by the Board, which has determined the firm of McGladrey & Pullen, LLP to be independent. It is expected that one or more representatives of McGladrey & Pullen, LLP will be present at the Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

     In the event shareholders do not ratify the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Bank's Audit Committee and the Board.

     Ratification of the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for fiscal year 1998 requires the affirmative vote of a majority of the outstanding shares of Common Stock represented and voting at the meeting.

     Management recommends that the shareholders vote "FOR" ratification of the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Some of the Bancorp's directors and executive officers and their immediate families as well as the companies with which they are associated are customers of, or have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.

                             SHAREHOLDER PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Bancorp's 1999 Annual Meeting of Shareholders is December 31, 1998.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy as proxyholders to vote the shares represented by the Proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the Proxy.

                                          ORANGE NATIONAL BANCORP

                                          Robert W. Creighton
                                          Secretary
Dated: April 20, 1998

     The Annual Report to Shareholders for the fiscal year ended December 31, 1997 has been previously mailed to the Bancorp's shareholders.

     A COPY OF THE BANCORP'S 1997 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE PROVIDED TO THE BANCORP'S SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, ORANGE NATIONAL BANCORP, 1201 EAST KATELLA AVENUE, ORANGE, CALIFORNIA 92667.

PROXY

                            ORANGE NATIONAL BANCORP

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Messrs. Gerald R. Holte and Wayne F. Miller as proxyholders, with full power of substitution, to represent, vote and act with respect to all shares of common stock of Orange National Bancorp (the "Bancorp") which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 18, 1998 at 7:30 a.m. at the Bancorp's main office located at 1201 East Katella Avenue, Orange, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)




----------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                            Please mark
                                                            your votes as
                                                            indicated in     [X]
                                                            this example.



1. Election of nine (9) persons to be directors.
   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space below.)

              FOR
       all nominees listed
      (except as marked to                     WITHHOLD
       the contrary below)                     AUTHORITY
              [ ]                                 [ ]

    -------------------------------------------------------------------
    Michael W. Abdalla, M.D.   Robert W. Creighton   James E. Mahoney
    Michael J. Christianson    Charles R. Foulger    Wayne F. Miller
    Kenneth J. Cosgrove        Gerald R. Holte       San E. Vaccaro

2. Ratification of the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for 1998.

                      FOR            AGAINST             ABSTAIN
                      [ ]              [ ]                 [ ]

3. Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE MATTERS LISTED. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

 I DO      DO NOT         EXPECT TO ATTEND THE MEETING.
 [ ]       [ ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY NOTIFYING THE SECRETARY OF THE BANCORP IN WRITING OF REVOCATION OF THE PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

Signature(s)                                            Date
            ------------------------------------------       ------------------

(Please date this Proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE